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                                  EXHIBIT 10-24

                                 THIRD AMENDMENT
                                       TO
                        OMNIBUS MANAGEMENT INCENTIVE PLAN
                               OF USG CORPORATION

     THIRD AMENDMENT (this "Third Amendment"), to the Omnibus Management Incentive Plan of USG Corporation originally approved by the stockholders of the Corporation on May 14, 1997, and last amended on June 27, 2000 (collectively, the "Plan").

     WHEREAS, the Compensation and Organization Committee of the Board of Directors approved an amendment to the Plan on March 25, 2004 to remove the $1,000,000 limit on annual incentive awards under the Plan.

     NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended as set forth below:

     1. The penultimate sentence of Section 4 of the Plan is hereby amended in its entirety to read as follows:

          "Annual incentive awards may be in the form of cash payments, stock awards or a combination thereof, provided, however, that the aggregate value of an annual incentive award to an individual may not exceed two times such individual's base salary at the commencement of the relevant annual performance period".

     2. Except as expressly amended and modified by this Third Amendment, the Plan is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the Corporation has caused this Third Amendment to be executed by its officers thereunto duly authorized as of the 10th day of August, 2004.

Attest:                                 USG CORPORATION


                                        By
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